Corporate Overview April 2022 Exhibit 99.1

Some of the statements in this presentation constitute “forward looking statements” under the Private Securities Litigation Reform Act of 1995, including, but not limited to, the potential approval of SER-109 and its status as a first-in-class therapeutic, the timing of a BLA filing, the market for SER-109, and our capacity for commercial supply of SER-109; the anticipated indication and potential impact of Infection Protection microbiome therapeutics; plans, timing and potential impact of the release of additional preclinical and clinical data; our development opportunities and plans; the ultimate safety and efficacy data for our products; the potential of microbiome therapeutics to treat and prevent disease; the safety, efficacy and regulatory and clinical progress of our product candidates; the potential benefits of our collaborations; and other statements which are not historical fact. Such statements are subject to important factors, risks and uncertainties, such as those discussed under the caption "Risk Factors" in the Company’s Annual Report on Form 10-K filed on March 1, 2022, and its other filings with the SEC, that may cause actual results to differ materially from those expressed or implied by such forward looking statements. Any forward-looking statements included herein represent our views as of today only. We may update these statements, but we disclaim any obligation to do so. Forward Looking Statements

Pioneering the Development of Microbiome Therapeutics Encapsulated consortia of commensal bacteria designed to target multiple disease-relevant pathways simultaneously Seres’ mission: To transform the lives of patients worldwide with revolutionary microbiome therapeutics Deliver clinical benefit Seres Therapeutics, Inc. © 2022 Disease susceptible baseline microbiome Orally formulated bacterial consortia

Strategic Priorities Bring first-in-class microbiome therapeutic to patients with SER-109 BLA approval and successful launch for recurrent CDI Maximize opportunities in Infection Protection, based on proven mechanism of SER-109 Optimize plans for continued development in UC based on SER-287 and SER-301 trial data

Expanding Microbiome Therapeutic Leadership in 2022+ SER-109 BLA filing in mid-2022; potential to transform management of recurrent C. difficile infection Preparing for commercial launch in collaboration with Nestlé Health Science Build on SER-109 by expanding into additional opportunities in Infection Protection Explore SER-155 role in preventing infections and GvHD (Phase 1b ongoing) Determine continued development in UC based on SER-287 and SER-301 trial data Clinical data suggest potential for biomarker-based patient selection

Broad Opportunities for Microbiome Therapeutics

INFECTION PREVENTION	Preclinical	Phase 1b	Phase 2b	Phase 3	Collaborators
SER-109 Recurrent *C. difficile* – ongoing open label safety study ongoing to support BLA filing					Nestlé HealthScience [1, 2]
SER-155 Bloodstream and antimicrobial resistant bacterial infections & GvHD in allogenic hematopoietic stem cell transplant patients					Memorial Sloan Kettering Cancer Center [3]
Additional programs targeting antimicrobial resistant infections in medically compromised patient populations					
IMMUNE MODULATION					
SER-287 Ulcerative colitis[4]					Nestlé HealthScience [1]
SER-301 Ulcerative colitis[4]					Nestlé HealthScience [1]
Oncology Modulate host immunity/inflammation to improve response and tolerability of cancer treatments					Parker Institute for Cancer Immunotherapy; The University of Texas MD Anderson Cancer Center; Memorial Sloan Kettering Cancer Center

Research ongoing to determine future ulcerative colitis development plans

1. Collaboration with Nestlé Health Science, announced Jan. 11, 2016, regarding *C. difficile* and IBD programs for markets outside of North America
2. SER-109 co-commercialization agreement for North America with Nestlé Health Science announced July 1, 2021
3. SER-155 preclinical work was supported in part by CARB-X
4. **Translational** research activities are ongoing, informed by learnings from SER-287 Phase 2b and SER-301 Phase 1b study data, to evaluate the potential to utilize biomarker-based patient selection and stratification in future clinical development efforts

6

SERES THERAPEUTICS™

Strategic Priorities Bring first-in-class microbiome therapeutic to patients with SER-109 BLA approval and successful launch for recurrent CDI Maximize opportunities in Infection Protection, based on proven mechanism of SER-109 Optimize plans for continued development in UC based on SER-287 and SER-301 trial data

Substantial Recurrent *C. difficile* Infection Market Opportunity

SER-109

Infectious disease caused by toxin-producing bacteria, resulting in diarrhea, abdominal pain, fever and nausea

Leading cause of hospital-acquired infection in the U.S.

- ~453K cases of primary CDI within the U.S. each year
- ~170K episodes per year (100K episodes of first recurrence; ~ 70K episodes of 2+ recurrences)
- Estimated ~ $5B in healthcare burden each year
- Each rCDI patient results in ~$34,000 in direct healthcare expenses per year; substantial additional indirect costs



170,000
rCDI episodes per year

OVER
20,000
CDI deaths per year

25% patients facing recurrence

Sources: Desai et al., Epidemiological and economic burden of *Clostridium difficile* in the United States: estimates from a modeling approach, BMC Infectious Diseases (2016) 16:303; Guh AY et al. NEJM 2020

SERES THERAPEUTICS™

8

Approximately 88% sustained clinical response rate Response rate far exceeded FDA predefined threshold for single pivotal trial Time point SER-109 (N =89) Placebo (N =93) Relative risk (95%CI) p-value (p1/p2) n (%) of recurrences n (%) of recurrences Week 8 11 (12.4) 37 (39.8) 0.32 (0.18-0.58) <0.001 / <0.001 TRIAL DESIGN Highly Positive SER-109 Phase 3 Study Efficacy Results Primary endpoint: C. diff. recurrence, at up to 8 weeks SER-109 (n = 90) Multiply recurrent C. difficile patients (n=182) All subjects treated with standard of care antibiotics Placebo (n = 92) 0 weeks 8 weeks 24 weeks Safety follow-up to 24 weeks PRIMARY EFFICACY ENDPOINT RESULTS SER-109

Favorable Safety Profile Observed in Phase 3 SER-109 was well tolerated, with no treatment-related serious adverse events (SAEs) observed in the active arm, and an adverse event profile comparable to placebo Overall incidence of patients who experienced AEs was similar between SER-109 and placebo arms throughout the study SER-109

Phase 3 Data Published in New England Journal of Medicine SER-109

On Track for BLA Submission in Mid-2022 SER-109 Open-label safety study Enrollment completed in September Study has 24-week follow-up period Study includes first and multiply recurrent patients BLA submission BLA submission mid-2022 after study completion Expanded access program ongoing across multiple US sites FDA review Expect timely review in light of Breakthrough Therapy and Orphan Drug designations Potential SER-109 approval and launch

Well-Positioned to Meet Commercial Demand At Launch and Beyond SER-109 SER-109 commercial supply See Seres and Bacthera collaboration press release issued Nov. 10, 2021 + Seres In-house GMP manufacturing and quality control Joint venture between Chr. Hansen and Lonza with offices in Switzerland and Denmark Bacthera collaboration provides redundancy and expands upon existing commercial supply capacity

SER-109 is Potential First and Best-in-class Microbiome Therapeutic to Transform Care for Patients with rCDI External stakeholder feedback on SER-109 is resoundingly positive Highly appealing addition to the current armamentarium for rCDI Combination of efficacy and safety profile delivered in short 3-day oral regimen High payer value perception: Low High Harvoni SER-109 High HCP Likelihood to Prescribe (Survey of 300 GI and ID specialists) % of MDs SER-109 has potential to become the cornerstone of treatment Success is breaking the vicious cycle of recurrence that is the current hallmark of this disease Relieving patients of their fear and frustration Providing HCPs for the first time a proven, highly effective option for sustained clinical response Potentially transforming care for tens of thousands of patients across the US annually SER-109

Seres, Nestlé Health Science SER-109 Co-Commercialization License Agreement for North America - Preparation for Launch Broadly engage KOL audience leveraging Seres and NHSc Medical Affairs teams Develop and deploy payer value proposition with NHSc payer account teams Scaling Market Education Efforts Enhancing Understanding of Commercial Opportunity Conduct customer segmentation Identify options for go-to-market model Progress pricing analysis Determine patient engagement and support strategy Building and Aligning Infrastructure to Launch Integrate activities across Seres and NHSc Hire next wave of key commercial roles across both companies SER-109

Strategic Priorities Bring first-in-class microbiome therapeutic to patients with SER-109 BLA approval and successful launch for recurrent CDI Maximize opportunities in Infection Protection, based on proven mechanism of SER-109 Optimize plans for continued development in UC based on SER-287 and SER-301 trial data

SER-109 Provides Proof of Concept -  Restructuring the Microbiome and Reducing Pathogens SER-109 bacteria engraft durably & rapidly to restructure microbiome N = 182 patients enrolled; figure shows data for 143 patients at baseline Feuerstadt P NEJM 2022; 386:220-9 Seres Therapeutics, Inc. © 2022 SER-109 Dose Species Engraftment Engrafting Dose Species (#) Baseline Wk 1 Wk 2 Wk 8 SER-109 100 50 0 p < 0.001 p < 0.001 p < 0.001 Placebo Reduced antimicrobial resistance gene carriage 10,000 1,000 100 Antimicrobial resistance gene abundance (RPKM) Baseline Wk 1 NS p = 0.003 Infection Protection

Antimicrobial Resistant Infections Are an Urgent Public Health Threat Limited innovation despite substantial and growing impact Declared “one of the world’s most urgent threats” $20 billion excess direct healthcare costs 35,000 deaths per year in the US Major burden to society Many high risk patient populations Allogeneic HSCT recipients at risk for bloodstream infections Additional patients with suppressed immune systems (e.g., transplant recipients, cancer patients with neutropenia) Patients with chronic diseases (e.g., cirrhosis, type II diabetes) Infection Protection

SER-155 Microbiome drug type Rationally designed, cultivated product; spore + vegetative species Stage Phase 1b - enrollment ongoing Indication Infection, bacteremia & GvHD in HSCT for cancer Collaborations SER-155 Phase 1b Study Ongoing Phase 1b study design and objectives ~70 patients in an open-label and a randomized, double-blind, placebo-controlled cohort To evaluate safety and tolerability before and after allogeneic hematopoietic stem cell transplantation, as well as SER-155 engraftment bacteria and efficacy of SER-155 in preventing infections and GvHD Infection Protection

Seres Therapeutics, Inc. © 2022 Maximizing the Opportunity in Infection Protection and AMR SER-109 rCDI SER-155 BSI & GvHD in allogeneic HSCT recipients Broad preclinical portfolio Driving to an additional clinical development program in 2023 Potentially up to 3 additional programs within 3 years Rich set of therapeutic adjacencies to C. difficile SER-155 clinical development ongoing Additional Opportunities Preparing BLA Filing Active Clinical Development Pre-clinical Portfolio Autologous HSCT Cancer Neutropenia Solid Organ Transplant Cirrhosis Broadly Target Antimicrobial Resistant Infections

Strategic Priorities Bring first-in-class microbiome therapeutic to patients with SER-109 BLA approval and successful launch for recurrent CDI Maximize opportunities in Infection Protection, based on proven mechanism of SER-109 Optimize plans for continued development in UC based on SER-287 and SER-301 trial data

SER-155: Phase 1b initiated and first patient enrolled Preclinical programs ongoing Well-Capitalized to Extend Microbiome Therapeutic Leadership  As of Dec. 31, 2021: $291M in cash, cash equivalents and short and long-term investments Opportunities in Infection Protection Continued development in UC Ongoing research to inform plans for continued development in UC SER-109 BLA approval and successful launch for recurrent CDI SER-109: anticipate BLA filing in mid 2022